Registration No. 333-152445

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOKIA CORPORATION

(Exact name of registrant as specified in its charter)

Republic of Finland		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

Keilalahdentie 4, P.O. Box 226
FIN-00045 NOKIA GROUP
Espoo, Finland
(011) 358-9-18071
(Address of principal executive offices)

NAVTEQ CORPORATION

AMENDED & RESTATED 2001 STOCK INCENTIVE PLAN

(Full title of the plan)

Louise Pentland

Nokia Holding, Inc.

6021 Connection Drive

Irving, Texas 75039

+1 (972) 600-1289

(Name, address and telephone number of agent for service)

Copies to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

+1 (212) 848 7171

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-152445 (the “2008 Registration Statement”), is being filed to deregister certain shares (the “Shares”) of Nokia Corporation (the “Company”) that were registered for issuance in connection with a merger and subject to the terms of the NAVTEQ Corporation Amended and Restated 2001 Stock Incentive Plan (the “2001 NAVTEQ Stock Incentive Plan”). The 2008 Registration Statement registered 3,200,000 Shares issuable pursuant to the 2001 NAVTEQ Stock Incentive Plan. The 2008 Registration Statement is hereby amended to deregister all Shares that were previously registered and that remain unsold or otherwise unissued under the 2001 NAVTEQ Stock Incentive Plan.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the 2008 Registration Statement, the Company is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register shares issuable under other of its employee benefit plans. In accordance with Rule 457(p) under the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the 2008 Registration Statement is also being filed to carry over to the New Registration Statement the $1482.59 portion of the registration fee previously paid by the Company in connection with the 2008 Registration Statement to register 1,500,000 Shares.

SIGNATURES

The Registrant. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Espoo, Republic of Finland on March 7, 2013.

NOKIA CORPORATION

By:	/s/ Riikka Tieaho	By:	/s/ Jani Salovaara
Name:	Riikka Tieaho	Name:	Jani Salovaara
Title:	Vice President, Corporate Legal	Title:	Senior Legal Counsel

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed below by the following persons in the indicated capacities on March 7, 2013.

Members of the Board of Directors:

/s/ Bruce Brown	Director
Name: Bruce Brown

/s/ Stephen Elop	Director
Name: Stephen Elop

/s/ Henning Kagermann	Director
Name: Henning Kagermann

/s/ Jouko Karvinen	Director
Name: Jouko Karvinen

Director
Name: Helge Lund

/s/ Isabel Marey-Semper	Director
Name: Isabel Marey-Semper

/s/ Mårten Mickos	Director
Name: Mårten Mickos

/s/ Elizabeth Nelson	Director
Name: Elizabeth Nelson

/s/ Dame Marjorie Scardino	Vice Chairman, Director
Name: Dame Marjorie Scardino

/s/ Risto Siilasmaa	Chairman of the Board of Directors
Name: Risto Siilasmaa

/s/ Kari Stadigh	Director
Name: Kari Stadigh

President and Chief Executive Officer:

/s/ Stephen Elop
Name: Stephen Elop

Chief Financial Officer (whose functions include those of Chief Accounting Officer):

/s/ Timo Ihamuotila
Name: Timo Ihamuotila

Authorized Representative in the United States:

/s/ Louise Pentland
Name: Louise Pentland